Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 5, 2013, in the Registration Statement (Form S-1) and related Prospectus of Concert Pharmaceuticals, Inc. dated January 13, 2014.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 9, 2014